UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 6, 2010
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-10351 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
122 — 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
     The 2010 Performance Option Plan (the “2010 Plan”) of Potash Corporation of Saskatchewan Inc. (the “Company”) was adopted by the Company’s Board of Directors on February 19, 2010 and approved by the shareholders of the Company on May 6, 2010. The 2010 Plan permits the grant to eligible employees of options to purchase common shares of the Company at an exercise price based on the market value of the shares on the date of grant. The options become vested and exercisable, if at all, based upon the extent that the applicable performance objectives are achieved over the three-year performance period ending December 31, 2012. A maximum aggregate of 1,000,000 common shares may be issued pursuant to stock options granted under the 2010 Plan. A copy of the 2010 Plan is filed as Exhibit 10(a) to this Current Report on Form 8-K and incorporated herein by reference.
     On May 6, 2010, the Company’s Board of Directors approved the form of option agreement to be used in connection with grants of options under the 2010 Plan. Also on May 6, 2010, a total number of 444,700 options to purchase common shares of the Company were granted under the 2010 Plan, at an exercise price per share of Cdn$105.01 for those options denominated in Canadian dollars and an exercise price per share of US$102.14 for those options denominated in US dollars. A copy of the form of option agreement is filed as Exhibit 10(a) to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 6, 2010, the Company held an annual and special meeting (the “Meeting”) of its shareholders. At the Meeting, the Company’s shareholders voted upon the election of each of the following proposed director nominees with the results of the voting set forth opposite the name of each such nominee.

	FOR	AGAINST	WITHHELD*

Christopher M. Burley	208,580,607	0	1,176,459
William J. Doyle	208,443,568	0	1,313,498
John W. Estey	201,309,247	0	8,447,819
C. Steven Hoffman	208,485,724	0	1,271,342
Dallas J. Howe	207,567,418	0	2,189,648
Alice D. Laberge	208,514,009	0	1,243,057
Keith G. Martell	200,686,664	0	9,070,402
Jeffrey J. McCaig	201,632,709	0	8,124,357
Mary Mogford	201,361,139	0	8,395,927
Paul J. Schoenhals	200,993,051	0	8,764,015
E. Robert Stromberg, Q.C.	196,758,017	0	12,999,049
Elena Viyella de Paliza	197,194,851	0	12,562,215
     The Company’s shareholders also voted upon:
     (1) an ordinary resolution appointing the firm of Deloitte & Touche, LLP, the present auditors, as the Company’s auditors, to hold office until the next annual meeting of the Company’s shareholders. The results of the vote were: 219,657,811 shares for, 59 shares against and 4,040,083 shares withheld*.
     (2) an ordinary resolution (attached as Appendix B to the Company’s Management Proxy Circular dated February 19, 2010) approving the adoption of a new stock option plan. The results of the vote were: 192,280,296 shares for and 17,444,939 shares against.
     (3) an advisory resolution (attached as Appendix D to the Company’s Management Proxy Circular dated February 19, 2010) accepting the Company’s approach to executive compensation. The results of the vote were: 217,750,812 shares for and 5,946,763 shares against.

(*)	Number of withheld votes is based upon proxies received prior to the Meeting.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number		Exhibit Description

10	(a)	Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan and Form of Option Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated: May 7, 2010

Index to Exhibits

Exhibit Number		Exhibit Description

10	(a)	Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan and Form of Option Agreement.